Exhibit 99.1

Zapata Quantum Adds Financial Veteran William Klitgaard to Board as Company Aims to Relist on National Exchange

November 20, 2025

•	Appoints William Klitgaard to Board of Directors and Chair of Audit Committee to accelerate SEC compliance and exchange uplisting plans

•	Names Clark Golestani Chairman of the Board

•	Bolsters financial and operational governance foundation for growth

BOSTON, Nov. 20, 2025 (GLOBE NEWSWIRE) -- Zapata Quantum, Inc. (formerly Zapata Computing Holdings, Inc.) (OTC: ZPTA) (“Zapata”, “Zapata Quantum” or the “Company”), a pioneer in quantum computing application and algorithm development, today announced the appointment of William Klitgaard as a Board member and Chair of the Audit Committee, and Clark Golestani as Chairman of the Board.&NegativeTh Mr. Golestani has been serving as a director since 2018.

These appointments follow the successful completion of the first two phases of the Company’s strategic restructuring efforts, which focused on strengthening the Company’s balance sheet and recapitalizing the business. Key milestones achieved include raising over $4 million in new capital from a cadre of highly strategic investors, restructuring $18.7 million or over 85% of its legacy unsecured liabilities at year-end 2024, and preserving the Company’s extensive IP portfolio and key strategic assets.

“With the heavy lifting of our recapitalization behind us, our focus is now on building out our core governance, technical and commercial capabilities as we set a clear path toward SEC compliance and relisting our common stock on a national securities exchange,” said Sumit Kapur, Chief Executive Officer of Zapata Quantum. “The appointments of William and Clark strengthen the Company with precisely the kind of leadership we need at this juncture. Their depth of experience in financial stewardship and operational scaling will help ensure disciplined execution and position the Company for long-term growth as the quantum software market accelerates.”

Klitgaard Brings Over Four Decades of Financial Leadership

William Klitgaard’s appointment enhances the Company’s financial governance and audit capabilities at a pivotal time. His deep experience will help guide Zapata through its remaining SEC compliance work, which the Company expects to complete in Q4 2025, an essential milestone on the path to uplisting on a national exchange, such as Nasdaq, where the Company was previously listed.

“Zapata’s leadership has done the hard work to unlock its next chapter, and the company is now primed to scale,” said Klitgaard. “Its position as the only pure-play, publicly traded quantum software company, backed by an exceptional portfolio of foundational patents, creates an unmatched strategic advantage. I’m excited to help accelerate what comes next.”

Klitgaard has served in senior executive and board roles across leading technology and healthcare organizations. He is currently a Board Member at XIFIN, Inc., and has previously held board positions at Syneos Health, Avista Public Acquisition Corp II, Inform Diagnostics, Certara, Bioclinica, and Liaison Technologies. He was President of Enlighten Health at LabCorp and spent over 18 years at Covance in several executive roles, including SVP CIO, SVP CFO, and Corporate VP Treasurer. He holds an MS in Management Studies from the MIT Sloan School of Management and a BA in Economics from the University of California, Berkeley.

Golestani Appointed Chairman of the Board

Clark Golestani, who has served on Zapata’s Board since 2018, brings over three decades of leadership and operational expertise in technology and innovation to his role as Chairman of the Board. As Chairman, he will support the Company’s initiatives to advance its operations and accelerate progress in quantum software, leveraging its existing IP portfolio.

Golestani is currently Managing Director at C Sensei Group LLC and has served as President and Global CIO at Merck, where he led major technology and digital initiatives. He has also held principal roles at Oracle and served on a range of corporate boards across the technology sector. Golestani holds a degree in Management Science from MIT Sloan School of Management.

“Zapata Quantum now has the clarity, the IP, and the momentum to drive needed progress in quantum software,” said Golestani. “As the quantum computing industry shifts from research to real-world value, Zapata’s hardware-agnostic software platform and its track record with both Fortune 500 enterprises and DARPA’s Quantum Benchmarking program give it a uniquely strong position in quantum software. I’m fired up to help this team translate that technical edge into real-world impact in this next phase.”

About Zapata Quantum

Zapata Quantum is a leading hardware-agnostic pure-play software company in quantum computing, delivering solutions that accelerate quantum application development. With a portfolio of over 60 patents granted and pending, developed over seven years, Zapata’s platform supports a wide range of applications in cryptography, pharmaceuticals, finance, materials discovery, defense, and more. The Company is the only organization to have participated across all technical areas of DARPA’s Quantum Benchmarking program and has worked with Fortune 500 enterprises and government agencies to unlock the potential of quantum computing. Follow Zapata at https://www.linkedin.com/company/zapata-quantum/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s long-term growth prospects, the acceleration of the market for quantum computing, and the listing of its common stock on a national securities exchange in the future. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” “believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, our need for additional capital to re-establish material operations and meet future goals and milestone targets which we may be unable to obtain on favorable terms, within the time required or at all, the state of the U.S. economy, inflation and interest rates, the future of U.S. tariff policy, our ability to attract and retain key personnel, our ability to maintain and protect intellectual property rights, our ability to comply with regulatory requirements including the rules and regulations of the Securities and Exchange Commission and a national securities exchange as needed to meet the initial listing standards of a national securities exchange, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, the possibility that competitors may develop or access technology with similar or superior capabilities to our technology offerings, and the risk factors contained in our Prospectus Supplement on Form 424(b)(3) filed with the Securities and Exchange Commission on September 12, 2024. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Richard Land
investors@zapataquantum.com

Media Contact:

Fatema Bhabrawala
fbhabrawala@allianceadvisors.com